Exhibit 3.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 10, 2006, except as to note 22, as to which the date is September 13, 2006, with respect to the consolidated financial statements included in this Annual Report (Form 40-F) of Angiotech Pharmaceuticals, Inc.

Vancouver, Canada,	/s/ Ernst & Young LLP
March 30, 2007.	Chartered Accountants